UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2022 (September 15, 2022)

KNOW LABS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37479	90-0273142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Union Street, Suite 810, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

(206) 903-1351
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	KNW	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On September 15, 2022, Know Labs, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Boustead Securities, LLC, as representative (the “Representative”) of the underwriters named on Schedule 1 thereto (the “Underwriters”), relating to the Company’s public offering of common stock (the “Offering”). Pursuant to the Underwriting Agreement, the Company agreed to sell 3,600,000 shares of common stock to the Underwriters, at a purchase price per share of $1.86 (the offering price to the public of $2.00 per share minus the Underwriters’ discount), and also granted to the Underwriters a 45-day option to purchase up to 540,000 additional shares, solely to cover over-allotments, if any, at the public offering price less the underwriting discounts, pursuant to the Company’s registration statement on Form S-1 (File No. 333-266423) under the Securities Act of 1933, as amended (the “Securities Act”), and the Company’s registration statement on Form S-1MEF (File No. 333-267448) filed pursuant to Rule 424(b)(4) under the Securities Act (together, the “Registration Statements”).

On September 20, 2022, the closing of the Offering was completed. At closing, the Underwriters exercised the over-allotment option in full. As a result, the Company sold 4,140,000 shares of common stock for total gross proceeds of approximately $8.3 million. After deducting the underwriting commission and expenses, the Company received net proceeds of approximately $7.5 million.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing summary of the terms and conditions of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement attached hereto as Exhibit 1.1, which is incorporated herein by reference.

Representative’s Warrant

On September 20, 2022, pursuant to the Underwriting Agreement, the Company issued a common stock purchase warrant to the Representative for the purchase of 289,800 shares of common stock at an exercise price of $2.40, subject to adjustments (the “Warrant”). The Warrant is exercisable at any time and from time to time, in whole or in part, until September 15, 2027 and may be exercised on a cashless basis. The Warrant also includes customary anti-dilution provisions and immediate piggyback registration rights with respect to the registration of the shares underlying the Warrant. The Warrant and the shares of common stock underlying the Warrant were registered as a part of the Registration Statements.

The foregoing summary of the terms and conditions of the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant attached hereto as Exhibit 4.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated September 15, 2022, between Know Labs, Inc. and Boustead Securities, LLC

4.1	Common Stock Purchase Warrant issued by Know Labs, Inc. to Boustead Securities, LLC on September 20, 2022

99.1	Know Labs, Inc. Press Release dated September 20, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2022	KNOW LABS, INC.

/s/ Ronald P. Erickson
Name: Ronald P. Erickson
Title: Chairman of the Board

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